UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2011 (September 29, 2011)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, Suite 365
San Francisco, California 94104
(Address of principal executive offices, zip code)

(415) 568-2245
(Registrant’s telephone number, including area code)

555 California Street, Suite 311
San Francisco, California 94104
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 29, 2011, Medgenics, Inc., a Delaware corporation (the “Company”), amended its Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all directors, officers and employees of the Company, to include the Company’s Anti-Corruption and Bribery Policy (the “Policy”) as Exhibit C to the Code of Ethics.  The Policy sets out the Company’s responsibilities, and of those working for the Company, in observing and upholding the Company’s position on bribery and corruption, and provides information and guidance to those working for the Company on how to recognize and deal with bribery and corruption issues.  The Policy also sets forth the Company’s whistleblowing policy, the aims of which are to encourage staff to report suspected wrongdoing as soon as possible, to provide staff with guidance as to how to raise those concerns and to reassure staff that they should be able to raise genuine concerns in good faith without fear of reprisals.

The foregoing description does not purport to be a complete description of either the Policy or the Code of Ethics, as amended, and is qualified in its entirety by reference to the amended Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Form 8-K and incorporated by reference herein. The amended Code of Ethics will also be publicly available on the Company’s website at www.medgenics.com in the “About Us – Corporate Governance” section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

Date: October 5, 2011	By:	/s/ Andrew L. Pearlman
Name: Andrew L. Pearlman
Title: President and Chief Executive Officer